Exhibit 99.2

Selected historical financial data

The following table sets forth our selected consolidated financial data for each of the periods indicated. Financial data for the years ended December 31, 2009, 2008, 2007, 2006 and 2005 are derived from our audited consolidated financial statements included in our Annual Reports on Form 10-K for each of those years.  Financial data for the nine month periods ended September 30, 2010 and 2009 are derived from our unaudited condensed consolidated financial statements included in our Quarterly Reports on 10-Q for the fiscal quarters ended September 30, 2010 and 2009. You should read the information presented below in conjunction with “Management’s discussion and analysis of financial condition and results of operations” section below and our consolidated financial statements and related notes, which are included in our Annual and Quarterly Reports for each of the periods indicated.

Our unaudited condensed consolidated financial statements have been prepared on the same basis as our audited consolidated financial statements. In our opinion, the unaudited condensed consolidated financial statements from which the data below is derived contain all adjustments, which consist only of normal recurring adjustments, necessary to present fairly our financial position and results of operations as of the applicable dates and for the applicable periods. Historical results are not necessarily indicative of the results to be expected in the future.

	Year ended December 31					Nine months ended September 30
(Dollars in thousands)	2009	2008	2007	2006	2005	2010		2009
Income Statement Data:
Revenues(1)	$1,579,155	$1,543,583	$1,433,298	$1,302,118	$1,046,556	$1,189,678		$1,191,927
Facility and program expenses	1,445,900	1,407,516	1,292,081	1,163,039	934,080	1,084,126		1,083,763
Facility and program contribution	133,255	136,067	141,217	139,079	112,476	105,552		108,164
Total operating expenses	130,113	59,247	54,053	55,384	57,496	113,500		44,810
Operating income (loss)(1)	3,142 (2)	76,820 (3)	87,164	83,695	54,980 (7)	(7,948	)(4)	63,354
Interest expense, net	16,455	19,099	18,518	18,312	17,722	14,613		12,475
(Loss) income before income taxes	(13,313)	57,721	68,646	65,383	37,258	(22,561)		50,879
Income tax (benefit) expense	(3,021)	20,822	24,413	23,374	12,480	636		19,104
(Loss) income from continuing operations	(10,292)	36,899	44,233	42,009	24,778	(23,197)		31,775
(Loss) income from discontinued operations, net of tax	—	(339)	(342)	(5,313)	(3,556)	—		—
Net (loss) income—including noncontrolling interests	(10,292)	36,560	43,891	36,696	21,222	(23,197)		31,775
Net income—noncontrolling interests	(855)	—	—	—	—	(156)		(578)
Net (loss) income—Res-Care, Inc.	$(9,437)	$36,560	$43,891	$36,696	$21,222	$(23,041)		$32,353

Other Financial Data:
Cash interest expense	$15,093	$18,072	$18,605	$17,581	$17,119	$9,136		$8,652
Depreciation and amortization	26,161	22,943	19,789	17,134	13,865	19,271		19,658
Capital expenditures	15,928	19,391	24,011	17,258	14,175	6,937		12,654
Facility rent(1)(5)	61,878	58,686	53,435	47,872	37,519	49,220		45,857
EBITDA(8)	101,294	100,076	107,284	101,279	68,845	76,900		83,012
EBITDA margin	6.4%	6.5%	7.5%	7.8%	6.6%	6.5%		7.0%
Adjusted EBITDA(8)	112,079	125,176	113,905	104,026	80,900	82,594		86,425
Adjusted EBITDA margin	7.1%	8.1%	7.9%	8.0%	7.7%	6.9%		7.3%
Selected Historical Ratios(x)
Ratio of Adjusted EBITDA to cash interest expense	7.4	6.9	6.1	5.9	4.7	9.0		10.0
Ratio of total net debt to Adjusted EBITDA (incl. capital leases)	1.6	2.0	1.9	2.0	1.5	—		—
Ratio of total debt to Adjusted EBITDA (incl. capital leases)	1.8	2.1	2.0	2.0	2.0	—		—
Ratio of earnings to fixed charges(6)	0.7	2.2	2.6	2.6	2.0	0.4		2.5

Balance Sheet Data:
Working capital	$123,628	$135,562	$109,547	$109,920	$113,313	$101,375		$129,812
Cash and cash equivalents	20,672	13,594	10,809	5,541	9,894	10,480		4,677
Total assets	844,940	914,143	834,543	730,413	601,029	791,986		927,389
Long-term debt, including capital leases(9)	196,713	256,044	221,288	206,824	153,658	152,596		211,975
Total debt, including capital leases	199,757	258,130	224,608	211,362	158,212	159,418		214,399
Shareholders’ equity(9)	432,725	436,877	406,871	351,638	301,998	409,871		473,649

	Year ended December 31					Nine months ended September 30
(Dollars in thousands)	2009	2008	2007	2006	2005	2010	2009
Operating data:
Days sales outstanding	51	51	49	52	51	49	51
Community Services revenue	$1,152,765	$1,109,275	$1,052,409	$915,878	$822,241	$880,114	$864,188
Employment Training Services revenue	232,732	222,394	197,588	205,502	64,475	190,247	175,457
Job Corps Training Services revenue	145,821	163,944	163,904	160,184	152,749	90,008	113,378
Other revenue	47,837	47,970	19,397	20,554	7,091	29,309	38,904

(1)

Amounts for 2008, 2007, 2006 and 2005 have been restated, as appropriate, to exclude the effects of discontinued operations. During 2006, we ceased providing community services in Washington, D.C. and the state of New Mexico. The results of these operations, along with related exit costs, have been classified as discontinued operations for 2008, 2007, 2006 and 2005.

(2)

Operating income for the year ended December 31, 2009 includes charges of $6.5 million ($4.0 million net of tax) related to an increase in the Company’s legal reserve and a $72.0 million ($47.1 million net of tax) charge for asset impairments.

(3)	Operating income for the year ended December 31, 2008 includes charges of $20.3 million ($12.4 million net of tax) related to the resolution of four legal matters.
(4)	Operating income for the nine months ended September 30, 2010 includes charges of $1.5 million relating to a legal matter settled in the quarterly period ended September 30, 2010.
(5)	Facility rent is defined as land and building lease expense less amortization of any deferred gain on applicable lease transactions.
(6)

For the purpose of determining the ratio of earnings to fixed charges, earnings are defined as income from continuing operations before income taxes, plus fixed charges. Fixed charges consist of interest expense on all indebtedness and amortization of capitalized debt issuance costs and an estimate of interest within rental expense.

(7)	Operating income for the year ended December 31, 2005 includes a charge of $11.9 million ($7.9 million net of tax) related to the 2005 debt refinancing.
(8)

EBITDA is defined as income from continuing operations before depreciation and amortization, net interest expense, income taxes and asset impairment charges. Adjusted EBITDA is defined as EBITDA before share-based compensation expense, the loss on refinancing in 2005, non-recurring legal charges and expenses related to the Transactions. EBITDA and Adjusted EBITDA should not be considered as measures of financial performance under accounting principles generally accepted in the United States of America. The items excluded from EBITDA and Adjusted EBITDA are significant components in understanding and assessing financial performance. Management routinely calculates and presents EBITDA and Adjusted EBITDA because it believes that EBITDA and Adjusted EBITDA are useful to investors and are commonly used as analytical indicators within the industry to evaluate performance, measure leverage capacity and debt service ability, and to estimate current or prospective enterprise value.

(9)	Excludes unamortized discount on the Existing Senior Notes.

The following table reconciles net income (loss) including noncontrolling interests to EBITDA and Adjusted EBITDA:

	Year ended December 31					Nine months ended September 30
(Dollars in thousands)	2009	2008	2007	2006	2005	2010	2009
Net (loss) income	$(10,292)	$36,560	$43,891	$36,696	$21,222	$(23,197)	$31,775
Asset impairment charges	71,991	313	331	450	—	65,577	—
Loss from discontinued operations	—	339	342	5,313	3,556	—	—
Interest	16,455	19,099	18,518	18,312	17,722	14,613	12,475
Depreciation / amortization	26,161	22,943	19,789	17,134	13,865	19,271	19,658
Income tax (benefit) expense	(3,021)	20,822	24,413	23,374	12,480	636	19,104
EBITDA	101,294	100,076	107,284	101,279	68,845	76,900	83,012
Loss on refinancing	—	—	—	—	11,914	—	—
Share-based compensation	4,259	4,846	6,621	2,747	141	2,224	3,413
Certain legal charges	6,526	20,254	—	—	—	1,500	—
Transaction expenses	—	—	—	—	—	1,970	—
Adjusted EBITDA	$112,079	$125,176	$113,905	$104,026	$80,900	$82,594	$86,425

Neither EBITDA nor Adjusted EBITDA is a measurement of our financial performance under GAAP and should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with GAAP or as a measure of our liquidity. Because of these limitations, neither EBITDA nor Adjusted EBITDA should be considered as a measure of discretionary cash available to us to invest in the growth of our business. We compensate for these limitations, by relying primarily on our GAAP results and using EBITDA and Adjusted EBITDA only as supplements to those GAAP results. See the statements of cash flow included in our consolidated financial statements and condensed consolidated financial statements which are included elsewhere in this offering memorandum. See Exhibit 99.5 — Non-GAAP Financial Measures.